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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


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                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


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                               ARVINMERITOR, INC.
             (Exact name of registrant as specified in its charter)


          Indiana                                           38-3354643
      (State of incorporation                              (I.R.S. Employer
         or organization)                                  Identification No.)

     2135 West Maple Road
        Troy, Michigan                                        48084-7186
  (Address of principal executive offices)                    (Zip Code)

If this form relates to the                 If this form relates to the
registration of a class of                  registration of a class of
securities pursuant to                      securities pursuant to
Section 12(b) of the Exchange               Section 12(g) of the Exchange
Act and is effective pursuant               Act and is effective pursuant
to General Instruction A.(c),               to General Instruction A.(d),
please check the following                  please check the following
box.  |X|                                   box.   |_|

Securities Act registration statement file number to which this form relates: ______________________
            (if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

                                            Name of each exchange on
Title of each class to be registered        which each class is to be registered

Preferred Share Purchase Rights             New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
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Item 1. Description of Registrant's Securities to be Registered

        ArvinMeritor, Inc. (the "Company") has entered into a Rights Agreement dated as of July 3, 2000 with EquiServe Trust Company, N.A., as Rights Agent ("EquiServe"), with respect to preferred share purchase rights (the "Rights Agreement"). The purchase price for the rights will be $100. A description of the Rights Agreement is contained in the Registration Statement on Form S-4 of the Company (Registration No. 333-36448) filed with the Securities and Exchange Commission (the "Registration Statement"). The description is subject to the detailed provisions of, and is qualified by reference to, the Rights Agreement, a copy of which is filed herewith as Exhibit 1 and is incorporated herein by reference.

Item 2. Exhibits

1.        Rights Agreement dated as of July 3, 2000 between ArvinMeritor, Inc.
          and EquiServe Trust Company, N.A., as Rights Agent.




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                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                  ARVINMERITOR, INC.

                                  By /s/ Vernon G. Baker, II
                                    ----------------------------------------
                                  Name:  Vernon G. Baker, II
                                  Title: Senior Vice President, General Counsel
                                         and Secretary

Dated: July 10, 2000





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                                  EXHIBIT INDEX


Exhibit                                                          Sequentially
-------                                                         Numbered Page
                                                                -------------

1.          Rights Agreement dated as of July 3, 2000 between
            ArvinMeritor, Inc. and EquiServe Trust Company,
            N.A., as Rights Agent.